UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

UPAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-55747	37-1793622
(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Highway, 12th Floor
Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 888-6052
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

UPAY, Inc. is referred to herein as “we”, “us” or “our”.

Item 4.01.	Changes in Registrant's Certifying Accountant

On October 19, 2017, Frazier & Deeter LLC (“Frazier”), resigned as our independent registered public accounting firm.

Frazier audited our consolidated financial statements as of and for the fiscal years ended February 28, 2015 and February 29, 2016. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports however did contain a going concern qualification.

During the fiscal years ended February 28, 2015 and February 29, 2016, and the subsequent interim periods through October 19, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Frazier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, however Frazier reached the conclusion that they did not feel that based on information provided to October 19, 2017 they could obtain sufficient competent audit evidence to complete the audit of the February 28, 2017 financial statements in accordance with PCAOB standards.

We provided Frazier with a copy of the disclosures we are making in this Current Report on Form 8-K and requested that Frazier furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Frazier’s letter dated October 26, 2017 is filed as Exhibit 16.1 hereto.

We are currently seeking to hire a new auditor.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

16.1	Letter from Frazier & Deeter LLC to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UPAY, INC.

Dated: October 26, 2017	By: /s/ Jaco C Folscher
Name: Jaco C Folscher
Title: Chief Executive Officer